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                                                                       EXHIBIT B

                          [Form of Right Certificate]


Certificate No. [R]-
______________ Rights


NOT EXERCISABLE AFTER NOVEMBER 14, 2007, OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID AND NONTRANSFERABLE.


                               Right Certificate

                               LIGHTBRIDGE, INC.


     This certifies that                          , or registered assigns, is
the registered owner of the number of Rights set forth above, each of which entitles the owner, thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of November 14, 1997 (the "Rights Agreement"), between Lightbridge, Inc., a Delaware corporation (the "Company"), and American Stock Transfer and Trust Company, a limited power banking trust company licensed by the New York State Banking Authority, as Rights Agent (the "Rights Agent"), unless the Rights evidenced hereby shall have been previously redeemed by the Company, to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to 5:00 p.m., Boston time, on the 10th anniversary of the date of the Rights Agreement (the "Expiration Date"), at the office of the Rights Agent, or its successors as Rights Agent, in Brooklyn, New York, one one-hundredth (1/100th) of a fully paid, nonassessable share of Series A Participating Cumulative Preferred Stock, par value $.01 per share, of the Company (the "Preferred Shares"), at a purchase price per one one-hundredth (1/100th) of a share equal to $75.00 (the "Purchase Price") payable in cash, upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

     The Purchase Price and the number and kind of shares which may be purchased upon exercise of each Right evidenced by this Right Certificate, as set forth above, are the Purchase Price and the number and kind of shares which may be so purchased as of November 14, 1997. As provided in the Rights Agreement, the Purchase Price and the number and kind of shares which may be purchased upon the exercise of each Right evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
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     If the Rights evidenced by this Right Certificate are at any time beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall be null and void and nontransferable and the holder of any such Right (including any purported transferee or subsequent holder) shall not have any right to exercise or transfer any such Right.

     This Right Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which reference to the Rights Agreement is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available from the Company upon written request.

     This Right Certificate, with or without other Right Certificates, upon surrender at the stock transfer or corporate trust office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number and kind of shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall entitle such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price (in cash or shares of Common Stock or other securities of the Company deemed by the Board of Directors to be at least equivalent in value) of $.01 per Right (which amount shall be subject to adjustment as provided in the Rights Agreement) at any time prior to the earlier of (i) such time as a Person becomes an Acquiring Person and (ii) the Expiration Date.

     The Company may, but shall not be required to, issue fractions of Preferred Shares or distribute certificates which evidence fractions of Preferred Shares upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-hundredth (1/100th) of a share or any integral multiple thereof or to issue certificates or utilize a depository arrangement as provided in the terms of the Rights Agreement and the Preferred Shares.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right

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Certificate shall have been exercised as provided in accordance with the provisions of the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.


Dated as of:

                                       LIGHTBRIDGE, INC.


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:
Attest:


--------------------------------------
Name:
Title:

Countersigned:

American Stock Transfer and Trust Company as Rights Agent,

By:
   -----------------------------------
   Authorized Signatory

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                     [On Reverse Side of Right Certificate]

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                  (To be executed by the registered holder if such holder desires to exercise the Rights represented by this Right Certificate.)

To the Rights Agent:

     The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Right Certificate to purchase the Preferred Shares (or other shares) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security or other identifying number________________________________________________________

(Please print name and address)_________________________________________________

     If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number_______________________

(Please print name and address)_________________________________________________

Dated:___________, ____

                                       -----------------------------------------
                                       Signature
Signature Guaranteed:



                                    NOTICE
                                    ------

     The signature on the foregoing Form of Election to Purchase must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

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